UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2015

Verint Systems Inc.
(Exact name of registrant as specified in its charter)

001-34807
(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)
(631) 962-9600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 15, 2015, Meir Sperling agreed to transition his current role after 15 years of service with Verint Systems Ltd. (the “Company”) and Verint Systems Inc.  He has agreed to continue as a consultant to the Company in order to effect an orderly transition of his duties and responsibilities.  The Company will honor the terms of Mr. Sperling's existing employment agreement and will deem his termination of employment as a termination by the Company without cause. Mr. Sperling's consulting agreement (the “Agreement”) will be for a period of 12 months unless earlier terminated in accordance with the terms of the Agreement and, thereafter, will continue until terminated by either party. In exchange for Mr. Sperling’s performance of consulting duties one day per week, the Company will pay him a monthly fee in the amount of 25,000 NIS. In addition, the Company will pay Mr. Sperling 6,000 NIS per day for each additional day that Mr. Sperling performs his consulting duties.
The above description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Consulting Services Agreement dated September 15, 2015 between Verint Systems Ltd. and Meir Sperling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	September 17, 2015

		By:	/s/ Peter Fante
			Name:	Peter Fante
			Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Consulting Services Agreement dated September 15, 2015 between Verint Systems Ltd. and Meir Sperling.